Exhibit 99.4

COVIDIEN INTERNATIONAL FINANCE S.A.

Offer to Exchange

New $250,000,000 5.150% Senior Notes due 2010

New $500,000,000 5.450% Senior Notes due 2012

New $1,150,000,000 6.000% Senior Notes due 2017

New $850,000,000 6.550% Senior Notes due 2037

for

$250,000,000 5.150% Senior Notes due 2010

$500,000,000 5.450% Senior Notes due 2012

$1,150,000,000 6.000% Senior Notes due 2017

$850,000,000 6.550% Senior Notes due 2037

Fully and Unconditionally Guaranteed by

COVIDIEN LTD.

Pursuant to the Prospectus, dated              , 2008

To Our Clients:

Enclosed for your consideration is a Prospectus dated              , 2008 (the “Prospectus”) and a Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by Covidien International Finance S.A. (the “Issuer”) to (i) exchange its 5.150% Senior Notes due 2010, fully and unconditionally guaranteed by Covidien Ltd., which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “New 2010 Notes”), for an equal aggregate principal amount of its outstanding 5.150% Senior Notes due 2010 (the “Outstanding 2010 Notes”), fully and unconditionally guaranteed by Covidien Ltd., (ii) exchange its 5.450% Senior Notes due 2012, fully and unconditionally guaranteed by Covidien Ltd., which have been registered under the Securities Act (the “New 2012 Notes”) for an equal aggregate principal amount of its outstanding 5.450% Senior Notes due 2012 (the “Outstanding 2012 Notes”), fully and unconditionally guaranteed by Covidien Ltd., (iii) exchange its 6.000% Senior Notes due 2017, fully and unconditionally guaranteed by Covidien Ltd., which have been registered under the Securities Act (the “New 2017 Notes”) for an equal aggregate principal amount of its outstanding 6.000% Senior Notes due 2017 (the “Outstanding 2017 Notes”), fully and unconditionally guaranteed by Covidien Ltd., and (iv) exchange its 6.550% Senior Notes due 2037, fully and unconditionally guaranteed by Covidien Ltd., which have been registered under the Securities Act (the “New 2037 Notes” and, together with the New 2010 Notes, the New 2012 Notes and the New 2017 Notes, the “New Notes”) for an equal aggregate principal amount of its outstanding 6.550% Senior Notes due 2037 (the “Outstanding 2037 Notes” and, together with the Outstanding 2010 Notes, the Outstanding 2012 Notes and the Outstanding 2017 Notes, the “Outstanding Notes”), fully and unconditionally guaranteed by Covidien Ltd. As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the terms of the Outstanding Notes, except the New Notes will not contain transfer restrictions and holders of New Notes will no longer have any registration rights and we will not be obligated to pay additional interest as described in the exchange and registration rights agreement as discussed in the Prospectus.

The enclosed material is being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account or benefit but not registered in your name. An exchange of such Outstanding Notes may only be made by us as the holder of record and pursuant to your instructions. Therefore, we urge beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to exchange any or all such Outstanding Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Outstanding Notes.

Your instructions should be forwarded to us as promptly as possible in order to permit us to exchange the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer

will expire at 5:00 p.m., New York City time, on             , 2008 (the “Expiration Date”), unless extended by the Issuer. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your	attention is directed to the following:

1.	The Exchange Offer is for any and all Outstanding Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer”.

3.

Subject to the terms and conditions in the Prospectus and the Letter of Transmittal, any transfer taxes incident to the transfer of Outstanding Notes from the holder of Outstanding Notes to the Issuer will be paid by the Issuer.

4.	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2008, unless extended by the Issuer.

If you wish to have us tender any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to exchange Outstanding Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Covidien International Finance S.A. with respect to their Outstanding Notes.

This will instruct you to tender for exchange the aggregate principal amount of Outstanding Notes held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Outstanding 2010 Notes held by you for my account as indicated below:

5.150% Senior Notes due 2010	Aggregate Principal Amount of Outstanding 2010 Notes

☐ Please do not tender any Outstanding 2010 Notes held by you for my account.	$

Dated: , 2008

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

Please tender the Outstanding 2012 Notes held by you for my account as indicated below:

5.450% Senior Notes due 2012	Aggregate Principal Amount of Outstanding 2012 Notes

☐ Please do not tender any Outstanding 2012 Notes held by you for my account.	$

Dated: , 2008

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

Please tender the Outstanding 2017 Notes held by you for my account as indicated below:

6.000% Senior Notes due 2017	Aggregate Principal Amount of Outstanding 2017 Notes

☐ Please do not tender any Outstanding 2017 Notes held by you for my account.	$

Dated: , 2008

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

Please tender the Outstanding 2037 Notes held by you for my account as indicated below:

6.550% Senior Notes due 2037	Aggregate Principal Amount of Outstanding 2037 Notes

☐ Please do not tender any Outstanding 2037 Notes held by you for my account.	$

Dated: , 2008

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Outstanding Notes held by us for your account.